FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Chief Investor Relations & Communications Officer
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Second Quarter 2022 Results

NEW YORK - Aug. 8, 2022 - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$3.3 B	$130 M	$0.43	$700 M	21.2%	$1.54

First Six Months 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$6.5 B	$415 M	$1.38	$1.4 B	21.5%	$3.23

Management Commentary
"We continued to execute on our near-term operational priorities to achieve strong top and bottom-line results in the second quarter," said IFF CEO Frank Clyburn. "Our teams have acted with urgency to implement necessary pricing actions in collaboration with our customers and delivered productivity benefits that offset on-going inflationary pressures. Going forward, we are preparing for more uncertain market conditions, yet remain confident in delivering our full year financial objectives. At the same time, we are advancing our strategic efforts, deploying innovation, refining our portfolio and strengthening our culture to deliver strong value creation for all our stakeholders. Reflecting our confidence, we are pleased to announce that we are raising our quarterly dividend. This marks thirteen years of consecutive dividend increases and underscores our belief in our business, and strong future cash-flow generation.”

Second Quarter 2022 Consolidated Financial Results
•Reported net sales for the second quarter were $3.31 billion, an increase of 7% compared to the prior-year period. On a comparable basis2, currency neutral sales increased 11%, led by double-digit growth in Nourish and Pharma Solutions.
•Income before taxes on a reported basis for the second quarter was $130 million. Adjusted operating EBITDA for the second quarter was $700 million, an increase of 3% from $679 million in the prior-year period. On a comparable basis2, currency neutral adjusted operating EBITDA increased 7%, driven by pricing actions and productivity gains.
•Reported earnings per share (EPS) for the second quarter was $0.43. Adjusted EPS excluding amortization was $1.54 per diluted share.
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the second quarter exclude the impact of divestitures in the prior year period and acquisitions in the current-year period.

•Cash flow from operations at the end of the second quarter was $(100) million, and free cash flow defined as cash flow from operations less capital expenditures totaled $(336) million, principally due to higher inventory value as a result of inflationary pressures. Net debt to credit adjusted EBITDA at the end of the second quarter was 4.4x.

Second Quarter 2022 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	9%	13%	15%	18%
Health & Biosciences	4%	(3)%	4%	(2)%
Scent	5%	(21)%	9%	(17)%
Pharma Solutions	5%	21%	10%	25%

Nourish Segment
•On a reported basis, second quarter sales were $1.82 billion. On a comparable basis2 , currency neutral sales grew 15% led by double-digit growth in Food Designs and high single-digit growth in Flavors.
•Nourish adjusted operating EBITDA was $365 million and adjusted operating EBITDA margin was 20.1% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA grew 18% driven by strong pricing actions and productivity gains.

Health & Biosciences Segment
•On a reported basis, second quarter sales were $665 million. On a comparable basis2 , currency neutral sales increased 4% led by double-digit growth in Microbial Control, high single-digit increases in Health and Cultures & Food Enzymes and a mid single-digit increase in Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA was $184 million and adjusted operating EBITDA margin was 27.7% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 2% as price increases and productivity gains were offset by lower volumes and unfavorable mix.

Scent Segment
•On a reported basis, second quarter sales were $580 million. On a comparable basis2, currency neutral sales increased 9% with double-digit growth in Fine Fragrance, high single-digit growth in Fragrance Ingredients and low single-digit growth from Consumer Fragrance.
•Scent adjusted operating EBITDA was $93 million and adjusted operating EBITDA margin was 16.0% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 17% due to the time lag between full price realization relative to inflationary pressures.

Pharma Solutions Segment
•On a reported basis, second quarter sales were $244 million. On a comparable basis2, currency neutral sales increased 10% with double-digit growth in Industrial and a high single-digit increase in Pharma.
•Pharma Solutions adjusted operating EBITDA was $58 million and adjusted operating EBITDA margin was 23.8% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA grew 25% led by price increases and productivity gains.

Impairment of Long-Lived Assets
During the second quarter of 2022, the Company recognized an impairment charge of $120 million within certain entities in Russia due to supply chain issues, reduced product demand and exchange rate volatility as a result of the Russia-Ukraine conflict. It was determined that such declines in operating performance were not expected to reverse in the near future and future expected growth is expected to be limited given the operating conditions in Russia. This non-cash impairment charge was allocated pro rata to intangible assets and property, plant and equipment within the asset group in the amounts of approximately $92 million and $28 million, respectively. The Company maintains operations in both Russia and Ukraine and, additionally, exports products to customers in Russia and Ukraine from operations outside the region. In response to the events in Ukraine, the Company has limited the production and supply of ingredients in and to Russia to only those that meet the essential needs of people, including food, hygiene and medicine.

Quarterly Dividend
On August 3, 2022, the Board of Directors authorized a 3%, or $0.02 increase, in the quarterly dividend to $0.81 per share of the Company’s common stock. The quarterly dividend is payable on October 5, 2022 to shareholders of record as of September 23, 2022. Including this authorization, IFF has increased its quarterly dividend payment for the thirteenth consecutive year.

Amendment to Existing Debt Agreements
On August 4, 2022, IFF amended its existing Term Loan Credit Agreement and Revolving Credit Agreement. These proactive amendments, in cooperation with supporting banks, delay certain step downs from maximum permitted leverage ratio of 4.50 to 1.0, stepping down to 3.50 to 1.0 over time, with the first step-down now occurring at the end of the third quarter 2023 versus the end of the fourth quarter 2022 previously.

Financial Guidance
The Company reaffirms full year 2022 financial guidance. The Company continues to expect full year 2022 sales to be approximately $12.6 billion to $13.0 billion, with an expected full year 2022 adjusted operating EBITDA of approximately $2.5 billion to $2.6 billion.

The Company continues to expect to deliver comparable currency neutral sales growth of approximately 9% to 12% for the full year 2022, with comparable currency neutral adjusted operating EBITDA growth to be approximately 4% to 8%.
Based on current market foreign exchange rates, the Company now expects that foreign exchange will negatively impact sales growth in 2022 by approximately 5 percentage points (versus 4 previously) and adjusted operating EBITDA growth by approximately 6 percentage points (versus 5 previously).

Audio Webcast
A live webcast to discuss the Company’s second quarter 2022 financial results will be held on August 9, 2022, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2022, including the impact of foreign exchange, pricing actions, raw materials, and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; the divestiture of our Microbial Control business and the progress of our portfolio optimization strategy, through non-core business divestitures and acquisitions, such as the Health Wright acquisition; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; our ability to achieve the anticipated benefits of the Frutarom acquisition, including $145 million of expected synergies; the growth potential of the markets in which we operate, including the emerging markets, expected capital expenditures in 2022, the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings, expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to innovate and execute on specific consumer trends and demands; our ability to strengthen our company culture; and our ability to continue to generate value for, and return cash to, our shareholders.
These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine conflict, or climate-change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) disruption in the development, manufacture, distribution or sale of our products from COVID-19 and other public health crises; (4) risks related to the integration of N&B and the Frutarom business, including whether we will realize the benefits anticipated from the acquisitions in the expected time frame; (5) our ability to successfully establish and manage acquisitions, collaborations, joint ventures or partnerships, or the failure to close strategic transactions or divestments; (6) our ability to successfully market to our expanded and diverse customer base; (7) our substantial amount of indebtedness and its impact on our liquidity and ability to return capital to its shareholders; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) disruption in the development, manufacture, distribution or sale of our products from natural disasters, public health crises, international conflicts, terrorist acts, labor strikes, political crisis, accidents and similar events; (13) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (14) volatility and increases in the price of raw materials, energy and transportation; (15) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (16) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (17) defect, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (19) our ability to benefit from our investments and expansion in emerging markets; (20) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (21) economic, regulatory and political risks associated with our international operations; (22) the impact of global economic uncertainty on demand for consumer products; (23) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (24) our ability to successfully manage our working capital and inventory balances; (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (26) any impairment of our tangible or intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (27) our ability to protect our intellectual property rights; (28) the impact of the outcome of legal claims, regulatory investigations and litigation; (29) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (31) the impact of the United Kingdom’s departure from the European Union; (32) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (33) risks associated with our CEO transition, including the impact on employee hiring and retention.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2022 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other (expense) income, net, restructuring and other charges and certain non-recurring items such as acquisition related costs, gains on sale of assets, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B.

Adjusted EPS ex Amortization excludes the impact of non-operational items including restructuring and other charges, acquisition related costs, gains on sale of assets, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs, redemption value adjustment to EPS, the impact of the merger with N&B and non-cash items including the amortization of acquisition related intangible assets.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for the second quarter excludes the impact of divestitures in the prior year period and acquisitions in the current year period.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected Adjusted Operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income (Loss) Statements
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$3,307	$3,089	7%	$6,533	$5,554	18%
Cost of goods sold	2,171	2,179	—%	4,252	3,890	9%
Gross profit	1,136	910	25%	2,281	1,664	37%
Research and development expenses	158	164	(4)%	315	307	3%
Selling and administrative expenses	456	412	11%	915	863	6%
Amortization of acquisition-related intangibles	184	200	(8)%	370	352	5%
Impairment of long-lived assets	120	—	NMF	120	—	NMF
Restructuring and other charges	7	24	(71)%	9	28	(68)%
Gains on sales of fixed assets	(2)	—	NMF	(2)	—	NMF
Operating profit	213	110	94%	554	114	NMF
Interest expense	77	77	—%	149	142	5%
Other expense (income), net	6	(11)	(155)%	(10)	(18)	(44)%
Income (loss) before taxes	130	44	195%	415	(10)	NMF
Provision for income taxes	21	14	50%	60	—	NMF
Net income (loss)	109	30	263%	355	(10)	NMF
Net income attributable to noncontrolling interests	2	2	—%	4	4	—%
Net income (loss) attributable to IFF shareholders	$107	$28	282%	$351	$(14)	NMF

Net income (loss) per share - basic (1)	$0.43	$0.11		$1.38	$(0.06)
Net income (loss) per share - diluted (1)	$0.43	$0.11		$1.38	$(0.06)

Average number of shares outstanding - basic	255	254		255	230
Average number of shares outstanding - diluted	255	255		255	230

(1)    For 2022 and 2021, net income (loss) per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents, and restricted cash	$573	$715
Receivables, net	2,180	1,906
Inventories	2,993	2,516
Other current assets	1,984	1,850
Total current assets	7,730	6,987

Property, plant and equipment, net	4,177	4,368
Goodwill and other intangibles, net	25,938	26,920
Other assets	1,459	1,383
Total assets	$39,304	$39,658

Short-term borrowings	$1,749	$632
Other current liabilities	2,971	3,001
Total current liabilities	4,720	3,633

Long-term debt	10,363	10,768
Non-current liabilities	3,842	4,035

Redeemable noncontrolling interests	86	105

Shareholders' equity	20,293	21,117
Total liabilities and shareholders' equity	$39,304	$39,658

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$355	$(10)
Adjustments to reconcile to net cash (used in) provided by operating activities
Depreciation and amortization	604	564
Deferred income taxes	(178)	(137)
(Gains) Losses on sale of assets	(2)	—
Stock-based compensation	25	27
Pension contributions	(17)	(12)
Amortization of inventory step-up	—	377
Impairment of long-lived assets	120	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(363)	(205)
Inventories	(573)	(130)
Accounts payable	143	250
Accruals for incentive compensation	(62)	7
Other current payables and accrued expenses	(67)	32
Other assets/liabilities, net	(85)	(65)
Net cash (used in) provided by operating activities	(100)	698
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(123)	—
Additions to property, plant and equipment	(236)	(165)
Additions to intangible assets	(2)	—
Proceeds from disposal of assets	4	2
Cash provided by the Merger with N&B	11	193
Net cash (used in) provided by investing activities	(346)	30
Cash flows from financing activities:
Cash dividends paid to shareholders	(402)	(274)
Increase (decrease) in revolving credit facility and short-term borrowings	351	(104)
Proceeds from issuance of commercial paper (maturities after three months)	160	—
Repayments of commercial paper (maturities after three months)	(230)	—
Net borrowings of commercial paper (maturities less than three months)	532	—
Repayments of long-term debt	—	(24)
Contingent consideration paid	—	(14)
Purchases of redeemable noncontrolling interest	(15)	—
Purchases of noncontrolling interest	(6)	—
Proceeds from issuance of long-term debt	—	3
Proceeds from issuance of stock in connection with stock options	7	5
Employee withholding taxes paid	(20)	(19)
Net cash provided by (used in) financing activities	377	(427)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(74)	(18)
Net change in cash, cash equivalents and restricted cash	(143)	283
Cash, cash equivalents and restricted cash at beginning of year	716	660
Cash, cash equivalents and restricted cash at end of period	$573	$943
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended June 30, 2022 and June 30, 2021 to the amounts reported in the Company's balance sheet:

AMOUNTS IN MILLIONS	June 30, 2022	December 31, 2021	June 30, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$569	$711	$935	$650
Restricted cash	4	4	7	7
Noncurrent assets
Restricted cash included in Other assets	—	1	1	3
Cash, cash equivalents and restricted cash	$573	$716	$943	$660

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Sales
Nourish	$1,818	$1,668	$3,549	$2,976
Health & Biosciences	665	639	1,326	1,065
Scent	580	550	1,165	1,119
Pharma Solutions	244	232	493	394
Consolidated	$3,307	$3,089	$6,533	$5,554
Segment Adjusted Operating EBITDA
Nourish	$365	$324	$694	$594
Health & Biosciences	184	190	376	318
Scent	93	117	209	245
Pharma Solutions	58	48	123	91
Total	700	679	1,402	1,248
Depreciation & Amortization	(301)	(322)	(604)	(564)
Interest Expense	(77)	(77)	(149)	(142)
Other (Expense) Income, net	(6)	11	10	18
Acquisition Related Costs	(1)	—	(1)	—
Restructuring and Other Charges	(7)	(24)	(9)	(28)
Gains on sales of fixed assets	2	—	2	—
Impairment of Long-Lived Assets	(120)	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(30)	(5)	(60)	(5)
Employee Separation Costs	—	(3)	(4)	(6)
Frutarom Acquisition Related Costs	—	—	(1)	—
N&B Inventory Step-Up Costs	—	(195)	—	(377)
N&B Transaction Related Costs	—	(2)	—	(91)
Integration Related Costs	(30)	(18)	(48)	(56)
Income (Loss) Before Taxes	$130	$44	$415	$(10)
Segment Adjusted Operating EBITDA Margin
Nourish	20.1%	19.4%	19.6%	20.0%
Health & Biosciences	27.7%	29.7%	28.4%	29.9%
Scent	16.0%	21.3%	17.9%	21.9%
Pharma Solutions	23.8%	20.7%	24.9%	23.1%
Consolidated	21.2%	22.0%	21.5%	22.5%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$1,136	$910
N&B Inventory Step-Up Costs	—	195
Integration Related Costs (f)	1	—
Adjusted (Non-GAAP)	$1,137	$1,105

Reconciliation of Selling and Administrative Expenses
	Second Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$456	$412
Acquisition Related Costs (a)	(1)	—
Restructuring and Other Charges	—	(1)
Business Divestiture Costs (c)	(30)	(5)
Employee Separation Costs (d)	—	(3)
N&B Transaction Related Costs (e)	—	(2)
Integration Related Costs (f)	(29)	(17)
Adjusted (Non-GAAP)	$396	$384

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Second Quarter
	2022				2021
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (h)	Net Income Attributable to IFF (i)	Diluted EPS	Income before taxes	Provision for income taxes (h)	Net Income Attributable to IFF (i)	Diluted EPS (j)
Reported (GAAP)	$130	$21	$107	$0.43	$44	$14	$28	$0.11
Acquisition Related Costs (a)	1	—	1	—	—	—	—	—
Restructuring and Other Charges	7	2	5	0.02	24	5	19	0.07
Gains on Sale of Assets	(2)	(1)	(1)	(0.01)	—	—	—	—
Impairment of Long-Lived Assets (b)	120	24	96	0.38	—	—	—	—
Business Divestiture Costs (c)	30	8	22	0.09	5	1	4	0.01
Employee Separation Costs (d)	—	—	—	—	3	1	2	0.02
N&B Inventory Step-Up Costs	—	—	—	—	195	45	150	0.59
N&B Transaction Related Costs (e)	—	—	—	—	2	1	1	—
Integration Related Costs (f)	30	7	23	0.09	18	4	14	0.05
Redemption value adjustment to EPS (g)	—	—	—	(0.01)	—	—	—	—
Adjusted (Non-GAAP)	$316	$61	$253	$0.99	$291	$71	$218	$0.86

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$253	$218
Amortization of Acquisition related Intangible Assets	184	200
Tax impact on Amortization of Acquisition related Intangible Assets (h)	43	35
Amortization of Acquisition related Intangible Assets, net of tax (k)	141	165
Adjusted (Non-GAAP) Net Income ex. Amortization	$394	$383

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$1.54	$1.50

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees.
(b)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operates primarily in Russia.
(c)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(d)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(e)	Represents transaction costs and expenses related to the transaction with N&B, primarily includes legal and professional fees.
(f)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(g)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(h)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(i)	For 2022 and 2021, net income is reduced by income attributable to noncontrolling interest of $2 million.
(j)	The sum of these items does not foot due to rounding.
(k)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$2,281	$1,664
N&B Inventory Step-Up Costs	—	377
Integration Related Costs (h)	2	—
Adjusted (Non-GAAP)	$2,283	$2,041

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$915	$863
Acquisition Related Costs (a)	(1)	—
Restructuring and Other Charges	—	(1)
Shareholder Activism Related Costs (c)	(3)	(7)
Business Divestiture Costs (d)	(60)	(5)
Employee Separation Costs (e)	(4)	(6)
Frutarom Acquisition Related Costs (f)	(1)	—
N&B Transaction Related Costs (g)	—	(91)
Integration Related Costs (h)	(46)	(55)
Adjusted (Non-GAAP)	$800	$698

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Second Quarter Year-to-Date
	2022				2021
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (j)	Net Income Attributable to IFF (k)	Diluted EPS (l)	(Loss) Income before taxes	Provision for income taxes (j)	Net (Loss) Income Attributable to IFF (k)	Diluted EPS
Reported (GAAP)	$415	$60	$351	$1.38	$(10)	$—	$(14)	$(0.06)
Acquisition Related Costs (a)	1	—	1	—	—	—	—	—
Restructuring and Other Charges	9	2	7	0.03	28	6	22	0.10
Gains on Sale of Assets	(2)	(1)	(1)	(0.01)	—	—	—	—
Impairment of Long-Lived Assets (b)	120	24	96	0.38	—	—	—	—
Shareholder Activism Related Costs (c)	3	1	2	0.01	7	2	5	0.02
Business Divestiture Costs (d)	60	15	45	0.18	5	1	4	0.02
Employee Separation Costs (e)	4	1	3	0.01	6	1	5	0.02
Frutarom Acquisition Related Costs (f)	1	—	1	—	—	—	—	—
N&B Inventory Step-Up Costs	—	—	—	—	377	82	295	1.28
N&B Transaction Related Costs (g)	—	—	—	—	91	19	72	0.30
Integration Related Costs (h)	48	12	36	0.14	56	13	43	0.19
Redemption value adjustment to EPS (i)	—	—	—	(0.01)	—	—	—	—
Adjusted (Non-GAAP)	$659	$114	$541	$2.12	$560	$124	$432	$1.87

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$541	$432
Amortization of Acquisition related Intangible Assets	370	352
Tax impact on Amortization of Acquisition related Intangible Assets (j)	86	69
Amortization of Acquisition related Intangible Assets, net of tax (m)	284	283
Adjusted (Non-GAAP) Net Income ex. Amortization	$825	$715

Denominator
Weighted average shares assuming dilution (diluted)	255	231
Adjusted (Non-GAAP) EPS ex. Amortization	$3.23	$3.09

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees.
(b)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operates primarily in Russia.
(c)	Represents shareholder activist related costs, primarily professional fees.
(d)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(e)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(f)	Represents transaction-related costs and expenses related to the acquisition of Frutarom.
(g)	Represents transaction costs and expenses related to the transaction with N&B, primarily includes legal and professional fees.
(h)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	For 2022, net income is reduced by income attributable to noncontrolling interest of $4 million. For 2021, net loss is increased by income attributable to noncontrolling interest of $4 million.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income
(DOLLARS IN MILLIONS)	Twelve Months Ended June 30, 2022
Net income	$635
Interest expense	296
Income taxes	135
Depreciation and amortization	1,196
Specified items(1)	346
Non-cash items(2)	36
Credit Adjusted EBITDA	$2,644
 _______________________
(1)Specified items for the 12 months ended June 30, 2022 of $346 million consisted of acquisition related costs, restructuring and other charges, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, pension income adjustment, pension settlement, Frutarom acquisition related costs, N&B inventory step-up costs and integration related costs.
(2)Non-cash items represent all other adjustments to reconcile net income to net cash provided by operations as presented on the Statements of Cash Flows, including gains on disposal of assets, gains on business disposal and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	June 30, 2022
Total debt(1)	$12,150
Adjustments:
Cash and cash equivalents	569
Net debt	$11,581
 _______________________
(1)Total debt used for the calculation of net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Sales
Nourish(1)	$1,818	$1,650	$3,549	$3,187
Health & Biosciences(2)	639	639	1,300	1,254
Scent	580	550	1,165	1,119
Pharma Solutions	244	232	493	465
Consolidated	$3,281	$3,071	$6,507	$6,025
Segment Adjusted Operating EBITDA
Nourish(1)	$365	$321	$694	$625
Health & Biosciences(2)	182	190	374	371
Scent	93	117	209	245
Pharma Solutions	58	48	123	108
Total	698	676	1,400	1,349
Depreciation & Amortization	(301)	(322)	(604)	(564)
Interest Expense	(77)	(77)	(149)	(142)
Other (Expense) Income, net	(6)	11	10	18
Acquisition Related Costs	(1)	—	(1)	—
Restructuring and Other Charges	(7)	(24)	(9)	(28)
Gains on sales of fixed assets	2	—	2	—
Impairment of Long-Lived Assets	(120)	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(30)	(5)	(60)	(5)
Employee Separation Costs	—	(3)	(4)	(6)
Frutarom Acquisition Related Costs	—	—	(1)	—
N&B Inventory Step-Up Costs	—	(195)	—	(377)
N&B Transaction Related Costs	—	(2)	—	(91)
Integration Related Costs	(30)	(18)	(48)	(56)
Divestiture of Businesses(3)	—	3	—	6
Impact of Business Acquisitions(4)	2	—	2	—
Impact of Merger with N&B(5)	—	—	—	(107)
Income (Loss) Before Taxes	$130	$44	$415	$(10)
Segment Adjusted Operating EBITDA Margin
Nourish	20.1%	19.5%	19.6%	19.6%
Health & Biosciences	28.5%	29.7%	28.8%	29.6%
Scent	16.0%	21.3%	17.9%	21.9%
Pharma Solutions	23.8%	20.7%	24.9%	23.2%
Consolidated	21.3%	22.0%	21.5%	22.4%
______________________
(1)Nourish sales and segment adjusted operating EBITDA information for the three and six months ended June 30, 2021 exclude the results of the Fruit Preparation business to present fully comparable scenarios of the Company due to divestiture of the business in the fourth quarter of 2021. As a result, there is no impact of the Fruit Preparation business for the 2022 period.

(2)Health & Biosciences sales and segment adjusted operating EBITDA information for the three and six months ended June 30, 2022 exclude the results of Health Wright Products to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022. As a result, there was no impact from Health Wright Products for the 2021 period.
(3)Information related to the amounts exclude the results of the Fruit Preparation business to present fully comparable scenarios of the Company due to divestiture of the business in the fourth quarter of 2021.
(4)Information related to the amounts exclude the results of Health Wright Products to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022.
(5)Information related to the amounts included from merger with N&B was received directly from DuPont and management believes such information is reliable. DuPont has not provided the underlying adjustments for the amounts included, but based on management's review of financial statement and other scheduled information provided, we believe the amounts reflected are reasonable. For the six months ended June 30, 2021, amounts include N&B results for January 2021 to reflect the same period N&B is included in IFF results in 2022.

The pro forma historical segment information has been presented for informational purposes only and is not necessarily indicative of what IFF's results of operations actually would have been, had the N&B transaction occurred on the date indicated below. In addition, the pro forma historical segment information does not purport to project the future operating results of the Company, shown below:

(DOLLARS IN MILLIONS)	January 2021
	Pro Forma Sales	Pro Forma Adjusted Operating EBITDA
Nourish	$247	$37
Health & Biosciences	189	53
Scent	—	—
Pharma Solutions	71	17

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q2 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	10%	14%	0.6%
Currency Impact	5%	4%	0.0%
% Change - Currency Neutral	15%	18%	0.6%

Q2 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	0%	(4)%	(1.3)%
Currency Impact	4%	2%	(0.3)%
% Change - Currency Neutral	4%	(2)%	(1.6)%

Q2 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	5%	(21)%	(5.2)%
Currency Impact	4%	4%	0.0%
% Change - Currency Neutral	9%	(17)%	(5.2)%

Q2 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	5%	21%	3.1%
Currency Impact	5%	4%	(0.3)%
% Change - Currency Neutral	10%	25%	2.8%

Q2 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Comparable	7%	3%	(0.7)%
Currency Impact	4%	4%	(0.1)%
% Change - Currency Neutral	11%	7%	(0.8)%

YTD Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	11%	11%	(0.1)%
Currency Impact	4%	5%	0.2%
% Change - Currency Neutral	15%	16%	0.1%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	4%	1%	(0.8)%
Currency Impact	3%	2%	(0.2)%
% Change - Currency Neutral	7%	3%	(1.0)%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	4%	(15)%	(4.0)%
Currency Impact	4%	6%	0.5%
% Change - Currency Neutral	8%	(9)%	(3.5)%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	6%	14%	1.7%
Currency Impact	4%	2%	(0.3)%
% Change - Currency Neutral	10%	16%	1.4%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Comparable	8%	4%	(0.9)%
Currency Impact	4%	4%	0.1%
% Change - Currency Neutral	12%	8%	(0.8)%